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                                                                    Exhibit 99.7

                             SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of August 25, 1998 between CONSOLIDATED RAIL CORPORATION, a Pennsylvania corporation (hereinafter called the "Issuer"), having its principal executive office at 2001 Market Street, Philadelphia, PA 19101, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (hereinafter called the "Trustee"), having its principal corporate trust office in the city of Chicago.

                             RECITALS OF THE COMPANY

      WHEREAS, the Issuer and the Trustee have entered into an Indenture dated as of May 1, 1990 (the "Indenture"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities") to be issued in one or more series as provided for in the Indenture;

      WHEREAS, $250,000,000 in aggregate principal amount of 7-7/8% Debentures due May 15, 2043 (the "7-7/8% Debentures") have been issued as a series of Securities pursuant to the Indenture and are Outstanding;

      WHEREAS, $250,000,000 in aggregate principal amount of 9-3/4% Notes due June 1, 2000 (the "9-3/4% Notes") have been issued as a series of Securities pursuant to the Indenture and are Outstanding;

      WHEREAS, $550,000,000 in aggregate principal amount of 9-3/4% Debentures due June 15, 2020 (the "9-3/4% Debentures") have been issued as a series of Securities pursuant to the Indenture and are Outstanding;

      WHEREAS, pursuant to Section 8.2 of the Indenture, the Issuer has requested the Trustee to enter into this Supplemental Indenture; and

      WHEREAS, the Holders of not less than a majority of the aggregate principal amount of each series of Securities Outstanding under the Indenture, each series voting separately as a single class, have consented to the execution and delivery of this Supplemental Indenture by the Trustee.

      NOW, THEREFORE, for consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of the Securities, as follows:
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                                    ARTICLE 1

                                   AMENDMENTS

      SECTION 1.1. Article I of the Indenture is hereby amended by adding the following definitions to Section 1.1 in the appropriate alphabetic position:

            ""Excluded Conveyance" means any conveyance, lease, transfer or sublease which is described in or contemplated by the Transaction Agreement dated as of June 10, 1997 among Conrail Inc., the Issuer, CSX Corporation, CSX Transportation, Inc., Norfolk Southern Corporation, Norfolk Southern Railway Company and CRR Holdings LLC, as the same may be amended, modified or supplemented from time to time.

            "Indebtedness" means, as to any Person at any date of determination, any obligation of such Person to the extent that such obligation should be reflected in "Short Term Debt" or "Long Term Debt" on the consolidated balance sheet or statement of financial position of such Person at such date in accordance with generally accepted accounting principles, other than all such obligations in existence immediately after giving effect to the Excluded Conveyances, and to all renewals, refinancings and extensions thereof that do not increase the principal amount thereof.

            "LLC" means New York Central Lines LLC or Pennsylvania Lines LLC, or any successor to either thereof."

      SECTION 1.2. Article III of the Indenture is hereby amended by adding the following:

      "SECTION 3.10. Limitation upon LLC Indebtedness. The Issuer shall not permit any LLC to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, any Indebtedness."

      SECTION 1.3. Article VIII of the Indenture is hereby amended by deleting the first sentence of Section 8.2 and replacing it with the following:

      "With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the
      Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), including, without limitation, the 7-7/8% Debentures due May 15, 2043, the 9-3/4% Notes due June 1, 2000 and the 9-3/4% Debentures due June 15, 2020, the Issuer when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or
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      eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or alter the provisions of
      Section 11.11 or 11.12 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected."

      SECTION 1.4. Article IX of the Indenture is hereby amended by deleting Sections 9.1 and 9.2 thereof in their entirety and replacing them with the following:

      "SECTION 9.1 Issuer May Consolidate, Etc., Only on Certain Terms. The Issuer shall not consolidate with or merge into any other corporation or convey, lease or transfer its properties and assets substantially as an entirety to any Person, unless:

            (1) the corporation formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance, lease or transfer the properties and assets of the Issuer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Issuer's obligation for the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

            (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

            (3) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, lease or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for, including without limitation the
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      conditions specified in Section 9.3, relating to such transaction have been complied with;

provided, however, that any Excluded Conveyance may be made without compliance with the foregoing clauses (1) - (3).

      Clauses (1) - (3) of this Section shall only apply to a merger or consolidation in which the Issuer is not the surviving corporation and to conveyances, leases and transfers by the Issuer as transferor or lessor.

      SECTION 9.2 Successor Corporation Substituted. Upon any consolidation or merger by the Issuer with or into any other corporation, or any conveyance or transfer by the Issuer of its properties and assets substantially as an entirety to any Person, in accordance with clauses (1) - (3) of Section 9.1, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor corporation had been named as the Issuer herein; and in the event of any such conveyance or transfer, the issuer (which term shall for this purpose mean the Person named as the "Issuer" in the first paragraph of this Indenture or any successor corporation which shall theretofore become such in the manner described in Section 9.1), except in the event of a conveyance by way of lease, shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities Issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution thereof.

      In case of any consolidation, merger, conveyance or transfer subject to clauses (1) - (3) of Section 9.1, such changes in phrasing and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate."
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                                    ARTICLE 2

                                  MISCELLANEOUS

      SECTION 2.1. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture with respect to the Securities and, as provided in the Indenture, this Supplemental Indenture forms a part thereof with respect to the Securities. Except as herein modified, the Indenture is in all respects ratified and confirmed with respect to the Securities and all the terms, provisions and conditions thereof shall be and remain in full force and effect with respect to the Securities and every Holder of Securities shall be bound hereby. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

      SECTION 2.2. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture which provision is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.

      SECTION 2.3. Capitalized terms used herein without definition have the meanings specified therefor in Section 1.1 of the Indenture as amended hereby.

      SECTION 2.4. Except as amended hereby, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

      SECTION 2.5. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 2.6. This Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

      SECTION 2.7. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be executed as of the day and year first above written.

                                           CONSOLIDATED RAIL CORPORATION


                                           by /s/ Thomas J. McFadden
                                              ----------------------------------
                                              Name:  Thomas J. McFadden
                                              Title: Treasurer


                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                                    as Trustee


                                           by
                                              ----------------------------------
                                              Name:
                                              Title:
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be executed as of the day and year first above written.

                                           CONSOLIDATED RAIL CORPORATION


                                           By:
                                              ----------------------------------
                                              Name:  Thomas J. McFadden
                                              Title: Treasurer


                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                              as Trustee


                                           by: /s/  Barbara G. Grosse
                                               ---------------------------------
                                               Name:  Barbara G. Grosse
                                               Title: Vice President and
                                                      Assistant Secretary